UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2014
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 24, 2014, Sensient Technologies Corporation (“Sensient” or the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, as Borrower, and a group of nine banks led by Wells Fargo Bank, National Association, as Administrative Agent, and KeyBank National Association, as Syndication Agent.  The Credit Agreement provides for a $350 million revolving credit facility and a $100 million term loan facility (together, the “Facility”), each with a term of five years. The Facility replaces Sensient’s existing $350 million revolving facility that matures in April 2016. Funds are available in U.S. dollars, Canadian dollars, English pounds, Euros, Swiss Francs, and other major currencies. Proceeds will be used to refinance existing indebtedness and to provide for future liquidity needs.

The revolving credit facility bears interest at a rate that varies depending upon Sensient’s leverage ratio. The Company would currently pay an interest rate of LIBOR + 1.375% if the revolving credit facility were fully drawn.

The term loan facility was drawn in full on October 24, 2014 and matures as of October 24, 2019. The term loan facility bears interest at a rate that varies depending upon Sensient’s leverage ratio. The Company currently pays an interest rate of LIBOR + 1.375% under the term loan facility.

Similar to Sensient’s other debt agreements, the Facility requires Sensient to maintain (1) a ratio of consolidated total funded debt to consolidated EBITDA (Leverage Ratio) of not more than 3.50 to 1.00, (2) a fixed charge coverage ratio of not less than 2.00 to 1.00, and (3) a consolidated adjusted net worth of at least $625 million. The Facility also includes other financial covenants that are customary in transactions of this type and similar to those in Sensient’s existing debt agreements.

The foregoing is intended to be a general description of the Credit Agreement but does not constitute a full description of it. Reference is made to the Credit Agreement, which is attached as Exhibit 10.1, and to the related press release, which is furnished as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Current Report on Form 8-K:
Exhibit 10.1: Exhibit 99.1:	Amended and Restated Credit Agreement dated October 24, 2014. Sensient Technologies Corporation Press Release dated October 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John L. Hammond

Name:	John L. Hammond

Title:	Senior Vice President, General Counsel and Secretary

Date:	October 24, 2014

EXHIBIT INDEX

Exhibit 10.1:	Amended and Restated Credit Agreement dated October 24, 2014.
Exhibit 99.1:	Sensient Technologies Corporation Press Release dated October 24, 2014.